UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Nuveen New Jersey Dividend Advantage Municipal Fund

(Exact Name of Registrant as Specified in Its Charter)

MASSACHUSETTS (State of Incorporation or Organization)	36-4419016 (I.R.S. Employer Identification No.)

333 West Wacker Drive

Chicago, Illinois 60606

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Class to be so Registered	Name of Exchange On Which Class is to be Registered

Common shares of beneficial interest, par value $0.01 per share	New York Stock Exchange

MuniFund Term Preferred Shares, 2.00% Series 2015, par value $0.01 per share, $10.00 liquidation preference per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.   ☐

Securities Act registration statement file number to which this form relates: 333-194142

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The shares to be registered hereunder are:

1.	Common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), of Nuveen New Jersey Dividend Advantage Municipal Fund (the “Registrant”); and

2.	MuniFund Term Preferred Shares, 2.00% Series 2015, par value $0.01 per share, $10.00 liquidation preference per share (the “MTP Shares”), of the Registrant.

The descriptions of the Common Shares and the MTP Shares are contained in the joint proxy statement/prospectus and in the related exhibits included in the registration statement on Form N-14, pre-effective amendment no. 1, filed by the Registrant under the Securities Act of 1933, as amended (the “Securities Act”), on June 19, 2014 (File No. 333-194142) and declared effective on June 20, 2014, and such descriptions as included in the joint proxy statement/prospectus filed pursuant to Rule 497 under the Securities Act on June 23, 2014. The descriptions of the Common Shares and the MTP Shares contained in such filings are deemed incorporated herein by reference and made part of this registration statement.

Item 2.	Exhibits.

1(a)	Declaration of Trust of the Registrant, dated June 1, 1999, is incorporated herein by reference to the Registrant’s registration statement on Form N-2 (File No. 333-165125) filed on March 1, 2010.

1(b)	Certificate of Amendment to Declaration of Trust of the Registrant, dated March 1, 2010, is incorporated herein by reference to the Registrant’s amended registration statement on Form N-2 (File No. 333-165125) filed on March 17, 2011.

2	By-Laws of the Registrant, Amended and Restated as of November 18, 2009, are incorporated herein by reference to the Registrant’s registration statement on Form N-2 (File No. 333-165125) filed on March 1, 2010.

3	Form of Statement Establishing and Fixing the Rights and Preferences of Registrant’s MuniFund Term Preferred Shares with Form of Appendix A is incorporated by reference to pre-effective amendment no. 1 to the Registrant’s registration statement on Form N-14 (File No. 333-194142) filed on June 19, 2014.

4	Specimen Certificate of Shares of the Registrant is filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 3, 2014

NUVEEN NEW JERSEY DIVIDEND ADVANTAGE MUNICIPAL FUND

By:	/s/ Kevin J. McCarthy
Name:	Kevin J. McCarthy
Title:	Vice President and Secretary